Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-88994 on Form S-8 dated May 24, 2002;

(2)	Post-Effective Amendment Number 1 to Registration Statement Number 333-52141 on Form S-8 dated May 17, 2000;

(3)	Registration Statement Number 333-63357 on Form S-8 dated September 14, 1998;

(4)	Registration Statement Number 333-52141 on Form S-8 dated May 5, 1998;

(5)	Post-Effective Amendment Number 3 to Registration Statement Number 2-64080 on Form S-8 dated April 22, 1983;

(6)	Registration Statement Number 333-114147 on Form S-3 dated July 1, 2004;

(7)	Registration Statement Number 333-127130 on Form S-8 dated August 3, 2005;

(8)	Registration Statement Number 333-133428 on Form S-8 dated April 20, 2006;

(9)	Registration Statement Number 333-133429 on Form S-8 dated April 20, 2006;

(10)	Registration Statement Number 333-145149 on Form S-8 dated August 6, 2007;

(11)	Registration Statement Number 333-173915 on Form S-8 dated May 4, 2011;

(12)	Registration Statement Number 333-173916 on Form S-8 dated May 4, 2011;

(13)	Registration Statement Number 333-173917 on Form S-8 dated May 4, 2011;

(14)	Registration Statement Number 333-184723 on Form S-3 dated November 2, 2012;

(15)	Registration Statement Number 333-195761 on Form S-8 dated May 7, 2014; and

(16)	Registration Statement Number 333-195762 on Form S-8 dated May 7, 2014.

of our report dated February 25, 2016, with respect to the consolidated financial statements and schedule of Materion Corporation and subsidiaries and our report dated February 27, 2015, with respect to the effectiveness of internal control over financial reporting of Materion Corporation and subsidiaries both included in this Annual Report (Form 10-K) of Materion Corporation and subsidiaries for the year ended December 31, 2015.

Cleveland, Ohio
February 25, 2016